As filed with the Securities and Exchange Commission on June 27, 2005
                                                      Registration No. 333-_____
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------

                                 GameStop Corp.
             (Exact name of registrant as specified in its charter)

               Delaware                                        75-2951347
    (State or other jurisdiction of                        (I.R.S. Employer
    incorporation or organization)                        Identification No.)

         625 Westport Parkway
            Grapevine, Texas                                     76051
(Address of Principal Executive Offices)                       (Zip Code)

             GameStop Corp. Amended and Restated 2001 Incentive Plan
                            (Full title of the plan)

                               R. Richard Fontaine
                             Chief Executive Officer
                                 GameStop Corp.
                              625 Westport Parkway
                             Grapevine, Texas 76051
                                 (817) 424-2000
            (Name, address and telephone number of agent for service)

                                   Copies to:
                               Jay M. Dorman, Esq.
                                 Bryan Cave LLP
                           1290 Avenue of the Americas
                               New York, NY 10104


                         CALCULATION OF REGISTRATION FEE
================================================================================
                                       Proposed     Proposed
   Title of Each                        Maximum      Maximum        Amount
Class of Securities     Amount         Offering     Aggregate         of
      to be             to be            Price      Offering     Registration
    Registered        Registered      Per Share(1)   Price(1)        Fee
--------------------------------------------------------------------------------

Class A Common        5,000,000(2)      $32.18    $160,875,000     $18,935
 Stock, par value
 $.001 per share
================================================================================

(1) Estimated solely for purposes of calculating the registration fee. Pursuant to Rules 457(c) and (h), the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price are computed on the basis of the average of the high and low prices for such security as reported on the New York Stock Exchange on June 22, 2005.
(2) Represents the increase in the maximum number of shares of Class A Common Stock reserved for issuance under the Registrant's Amended and Restated 2001 Incentive Plan (the "Plan"). 15,000,000 shares of Class A Common Stock have been previously registered under the Registrant's Registration Statement on Form S-8 (No. 333-82652) filed February 13, 2002. Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's Class A Common Stock that become issuable under the options covered hereby by reason of any stock dividend, stock split, recapitalization, anti-dilution provisions or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Class A Common Stock.

                      STATEMENT UNDER GENERAL INSTRUCTION E
                      REGISTRATION OF ADDITIONAL SECURITIES

     Pursuant to General Instruction E of Form S-8, this Registration Statement is filed solely to register an additional 5,000,000 shares of Class A Common Stock, par value $.001 per share, of the Registrant reserved for issuance under the Registrant's Amended and Restated 2001 Incentive Plan. The Company's Board of Directors and shareholders approved this increase. Pursuant to and as permitted by General Instruction E to Form S-8, the contents of the Registrant's Registration Statement on Form S-8, File No. 333-82652, including without limitation, periodic reports that the Registrant filed, or will file, after such Form S-8 to maintain current information abut the Registrant are hereby incorporated by reference herein, and the opinions and consents listed in Item 8 below are attached hereto.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

4.1 GameStop Corp. Amended and Restated 2001 Incentive Plan (incorporated by reference to Exhibit 10.5 of Registrant's Form 10-K for the fiscal year ended January 29, 2005 filed with the Securities and Exchange Commission on April 11, 2005).

5.1 Opinion of Bryan Cave LLP, counsel to GameStop Corp., as to certain legal matters in connection with the shares of Class A Common Stock being registered.

23.1 Independent Auditors Consent of BDO Seidman, LLP.

23.2 Consent of Bryan Cave LLP (included as part of Exhibit 5.1).

24.1 Power of Attorney (included on signature page of this Registration
     Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grapevine, State of Texas, on the 27th day of June, 2005.

                                       GAMESTOP CORP.


                                       By: /s/ R. Richard Fontaine
                                           ---------------------------
                                           R. Richard Fontaine
                                           Chairman of the Board
                                           and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint R. Richard Fontaine , Daniel A. DeMatteo and David W. Carlson, and each or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments and documents in connection therewith) to this Registration Statement on Form S-8, and to file the same with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Name                          Title                          Date
         ----                          -----                          ----

/s/ R. Richard Fontaine     Chairman of the Board, Chief          June 27, 2005
-------------------------   Executive Officer and Director
R. Richard Fontaine         (Principal Executive Officer)


/s/ David W. Carlson        Executive Vice President, Chief       June 27, 2005
-------------------------   Financial Officer and
David W. Carlson            Assistant Secretary (Principal
                            Accounting and Financial Officer)


/s/ Daniel A. DeMatteo      Vice Chairman, Chief Operating        June 27, 2005
-------------------------   Officer and Director
Daniel A. DeMatteo


/s/ Michael N. Rosen        Secretary and Director                June 27, 2005
-------------------------
Michael N. Rosen


/s/ Leonard Riggio          Director                              June 27, 2005
-------------------------
Leonard Riggio


/s/ Stephanie M. Shern      Director                              June 27, 2005
-------------------------
Stephanie M. Shern



/s/Edward A. Volkwein       Director                              June 27, 2005
-------------------------
Edward A. Volkwein


/s/ Gerald R. Szczepanski   Director                              June 27, 2005
-------------------------
Gerald R. Szczepanksi

                                  EXHIBIT INDEX

No.       Document
---       --------

4.1 GameStop Corp. Amended and Restated 2001 Incentive Plan (incorporated by reference to Exhibit 10.5 of Registrant's Form 10-K for the fiscal year ended January 29, 2005 filed with the Securities and Exchange Commission on April 11, 2005).

5.1 Opinion of Bryan Cave LLP, counsel to GameStop Corp., as to certain legal matters in connection with the shares of Class A Common Stock being registered.

23.1      Independent Auditors Consent of BDO Seidman, LLP.

23.2      Consent of Bryan Cave LLP (included as part of Exhibit 5.1).

24.1 Power of Attorney (included on signature page of this Registration Statement).